AMG FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints each of Keitha L. Kinne, Thomas Disbrow and Mark J. Duggan (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any way and all capacities, to make, execute and sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of AMG Funds (the “Trust”) relating to shares of the Trust proposed to be issued in connection with the anticipated reorganization transaction of AMG GW&K Mid Cap Fund (formerly AMG Managers Cadence Mid Cap Fund), a series of AMG Funds III, a Massachusetts business trust, into AMG GW&K Small/Mid Cap Fund, a series of the Trust, and any and all pre- and post-effective amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself or herself might or could do.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham	10/12/2020
Bruce B. Bingham, Trustee	Date

/s/ Christine C. Carsman	10/08/2020
Christine C. Carsman, Trustee	Date

/s/ Edward J. Kaier	10/12/2020
Edward J. Kaier, Trustee	Date

/s/ Kurt A. Keilhacker	10/10/2020
Kurt A. Keilhacker, Trustee	Date

/s/ Steven J. Paggioli	10/08/2020
Steven J. Paggioli, Trustee	Date

/s/ Richard F. Powers, III	10/08/2020
Richard F. Powers, III, Trustee	Date

/s/ Eric Rakowski	10/08/2020
Eric Rakowski, Trustee	Date

/s/ Victoria L. Sassine	10/10/2020
Victoria L. Sassine, Trustee	Date

/s/ Thomas R. Schneeweis	10/09/2020
Thomas R. Schneeweis, Trustee	Date

/s/ Keitha L. Kinne	10/13/2020
Keitha L. Kinne, President,	Date
Chief Executive Officer, Chief Operating Officer, and Principal Executive Officer

/s/ Thomas Disbrow	10/13/2020
Thomas Disbrow, Treasurer,	Date
Chief Financial Officer,
Principal Financial Officer and Principal Accounting Officer